Exhibit 10.3

KALA PHARMACEUTICALS, INC.

NON-EMPLOYEE DIRECTOR
DEFERRED RESTRICTED STOCK UNIT AWARD

Kala Pharmaceuticals, Inc. (the “Company”) hereby grants the following Deferred Restricted Stock Units pursuant to its 2017 Equity Incentive Plan (the “Plan”).  The terms of the grant are set forth in the attached Restricted Stock Unit Award Agreement (the “Agreement”).

NOTICE OF GRANT

Participant:	[____]

Date of Grant:	[____]

Number of Restricted Stock Units:	[____]

Vesting:	Earlier of (i) 1st anniversary of 2020 Annual Meeting of Stockholders and (ii) the date of 2021 Annual Meeting of Stockholders

All vesting is dependent on the Participant continuing to provide services to the Company, as provided herein,  through the vesting date.

The above is a summary description of certain provisions of the Agreement and is not intended to be complete.  In the event any aspect of this summary conflicts with the terms of the Agreement, the terms of the Agreement shall govern.

Kala Pharmaceuticals, Inc.
By:

Title:

I hereby accept the Restricted Stock Units described in the Agreement, and I agree to be bound by the terms of the Plan and the Agreement. I hereby further agree that all the decisions and determinations of the Committee shall be final and binding.

Participant

Date

KALA PHARMACEUTICALS, INC.

2017 EQUITY INCENTIVE PLAN

DEFERRED RESTRICTED STOCK UNIT AWARD AGREEMENT

This DEFERRED RESTRICTED STOCK UNIT AWARD AGREEMENT (the “Agreement”), dated as of date set forth on the Notice of Grant attached hereto (the “Date of Grant”), is delivered by Kala Pharmaceuticals, Inc. (the “Company”) to the individual named on the Notice of Grant attached hereto (the “Participant”).

RECITALS

A.        The Kala Pharmaceuticals Inc. 2017 Equity Incentive Plan (the “Plan”) provides for the grant of stock-based awards with respect to shares of Common Stock of the Company, in accordance with the terms and conditions of the Plan. The Company has decided to make a Restricted Stock Unit award as an inducement for the Participant to promote the best interests of the Company and its stockholders.

B.         The terms and conditions of the Restricted Stock Units should be construed and interpreted in accordance with the terms and conditions of this Agreement and the Plan. The Plan is administered and interpreted by the Compensation Committee of the Board of Directors of the Company (the “Board”) (or a subcommittee thereof), or such other committee of the Board (including, without limitation, the full Board) to which the Board has delegated power to act under or pursuant to the provisions of the Plan (the “Committee”). The Committee may delegate authority to one or more subcommittees as it deems appropriate.  If a subcommittee is appointed, all references in this Agreement to the “Committee” shall be deemed to refer to the committee. Capitalized terms that are used but not defined herein shall have the respective meanings accorded to such terms in the Plan. For purposes of this Agreement, “Company” shall mean the Company and any of its Subsidiaries where applicable.

NOW, THEREFORE, the parties to this Agreement, intending to be legally bound hereby, agree as follows:

1.         Grant of Restricted Stock Units.  Subject to the terms and conditions set forth in this Agreement and the Plan, the Company hereby awards to the Participant the number of Restricted Stock Units (as defined in the Plan) under the Plan as set forth on the Notice of Grant attached hereto.  The Participant accepts the Restricted Stock Units and agrees to be bound by the terms and conditions of this Agreement and the Plan with respect to the award. Each vested Restricted Stock Unit entitles the Participant to receive the one share of Common Stock, as described in Paragraph 2 below.

2.         Vesting of Award/Payment of Shares.

(a)        The Restricted Stock Units shall vest on the earlier of (i) the first anniversary of the Company’s 2020 Annual Meeting of Stockholders and (ii) the date of the Company’s 2021

Annual Meeting of Stockholders, if the Participant continues to provide service to the Company from the Date of Grant until the vesting date (the  “Vesting Date”).  Notwithstanding the foregoing, upon the consummation of a Change in Control Event (as defined below) prior to the Vesting Date, the Restricted Stock Units shall immediately vest.

For purposes of this Agreement a “Change in Control Event” is the occurrence of any of the following events: (i) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”)) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act) fifty percent (50%) or more of either (x) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control Event: (1) any acquisition directly from the Company or (2) any acquisition by any entity pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (iii) of this definition; or (ii) a change in the composition of the Board that results in the Continuing Directors (as defined below) no longer constituting a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of the Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or (iii) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company, or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two (2) conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one (1) or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, fifty percent (50%) or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-

outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or (iv) the liquidation or dissolution of the Company.

(b)        The Restricted Stock Units shall be credited to a separate account maintained for the Participant on the books and records of the Company (the “Account”). All amounts credited to the Account shall continue for all purposes to be part of the general assets of the Company.

(c)        On the earlier of (x) date that the Participant ceases to provide service to the Company or (y) the date of a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i), the Company will issue to the Participant one Common Share for each whole Restricted Stock Unit that has vested.  The Restricted Stock Units shall cease to be outstanding upon such issuance of shares.

(d)        Unless otherwise provided in a Company-sponsored plan, policy or arrangement, or any agreement to which the Company is a party, the Participant shall forfeit the unvested Restricted Stock Units in the event the Participant ceases to provide service to the Company prior to the Vesting Date.

3.         Dividend Equivalents.  On each dividend payment date for each cash dividend on the Common Stock, the Company will credit the Participant with dividend equivalents in the form of additional Restricted Stock Units.  All such additional Restricted Stock Units shall be subject to the same vesting requirements applicable to the Restricted Stock Units in respect of which they were credited and shall be settled in accordance with, and at the time of, settlement of the vested Restricted Stock Units to which they are related.  The number of Restricted Stock Units to be credited shall equal the quotient, rounded to such fraction as may be determined by the Committee, determined by dividing (a) by (b), where “(a)” is the product of (i) the cash dividend payable per share of Common Stock, multiplied by (ii) the number of unvested Restricted Stock Units held by the Participant as of the record date, and “(b)” is the Fair Market Value of a share of Common Stock on the dividend payment date.  If the Participant’s vested Restricted Stock Units have been settled after the record date but prior to the dividend payment date, any Restricted Stock Units that would be credited pursuant to the preceding sentence shall be settled on or as soon as practicable after the dividend payment date. Accrued dividends attributed to Restricted Stock Units that are forfeited shall also be forfeited. Nothing herein shall preclude the Committee from exercising its discretion under the Plan to determine whether to eliminate fractional units or credit fractional units to accounts, and the manner in which fractional units will be credited.

4.         No Stockholder Rights Prior to Settlement; Issuance of Certificates.  The Participant shall have no rights as a stockholder with respect to any shares of Common Stock represented by the Restricted Stock Units until the date of issuance of the shares of Common Stock (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), if applicable.  Except as set forth in Section 3 or otherwise required by the Plan, no adjustment shall be made for dividends, distributions, or other rights for which the record date is prior to the date, if any, that shares of Common Stock are issued.

5.         Withholding.  All obligations of the Company under this Agreement shall be subject to the rights of the Company as set forth in the Plan to withhold amounts required to be withheld for any taxes, if applicable.

6.         Adjustments or Reorganization Event.  The provisions of the Plan applicable to adjustments or a Reorganization Event (as described in Section 9 of the Plan) or other corporate transaction, shall apply to the Restricted Stock Units. Notwithstanding anything in the Plan to the contrary, in no event shall the Committee exercise its discretion to accelerate the payment or settlement of the Restricted Stock Units where such payment or settlement constitutes deferred compensation within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) unless, and solely to the extent that, such accelerated payment or settlement is permissible under Treasury Regulation section 1.409A-3(j)(4) or any successor provision.

7.         Grant Subject to Plan Provisions.  This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan.  The Restricted Stock Units are subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan.  The Committee shall have the authority to interpret and construe the Restricted Stock Units pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

8.         No Employment or Other Rights.  The grant of the Restricted Stock Units shall not confer upon the Participant any right to be retained by or in the employ or service of the Company and shall not interfere in any way with the right of the Company to terminate the Participant’s service at any time.  The right of the Company to terminate at will the Participant’s service at any time for any reason is specifically reserved.

9.         Delivery Subject to Legal Requirements. The obligation of the Company to deliver stock shall be subject to the condition that if at any time the Board shall determine in its discretion that the listing, registration or qualification of the shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issue of shares, the shares may not be issued in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.  The issuance of shares to the Participant pursuant to this Agreement is subject to any applicable taxes and other laws or regulations of the United States or of any state having jurisdiction thereof.

10.       Assignment and Transfers.  The rights and interests of the Participant under this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Participant, by will or by the laws of descent and distribution.  In the event of any attempt by the Participant to alienate, assign, pledge, hypothecate, or otherwise dispose of the Restricted Stock Units or any right hereunder, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Restricted Stock Units by notice to the Participant, and the Restricted Stock Units and all rights hereunder shall thereupon become null and void.  The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the

Company’s parents, Subsidiaries, and affiliates.  This Agreement may be assigned by the Company without the Participant’s consent.

11.       Applicable Law.  The validity, construction, interpretation and effect of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

12.       Notice.  Any notice to the Company provided for in this Agreement shall be addressed to the Company in care of the Committee, and any notice to the Participant shall be addressed to such Participant at the current address shown on the payroll of the Company, or to such other address as the Participant may designate to the Company in writing.  Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

13.       Section 409A.  This Agreement and the Restricted Stock Units granted hereunder are intended to comply with, or otherwise be exempt from, Section 409A of the Code.  This Agreement and the Restricted Stock Units shall be administered, interpreted and construed in a manner consistent with Section 409A of the Code.  Each amount payable under this Agreement is designated as a separate identified payment for purposes of Section 409A of the Code.  The payment of dividend equivalents under Section 3 of this Agreement shall be construed as earnings and the time and form of payment of such dividend equivalents shall be treated separately from the time and form of payment of the underlying Restricted Stock Units for purposes of Section 409A of the Code.

14.       Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.  Facsimile or other electronic transmission of any signed original document or retransmission of any signed facsimile or other electronic transmission will be deemed the same as delivery of an original.

15.       Complete Agreement.  Except as otherwise provided for herein, this Agreement and those agreements and documents expressly referred to herein embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.  The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant.

16.       Committee Authority.  By entering into this Agreement the Participant agrees and acknowledges that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest in the Award.

6